For Release: November 8, 2021
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the third quarter 2021
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for third quarter 2021 earnings, dated November 8, 2021, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2020 (the "2020 Annual Report"), and subsequent reports filed by the Company with the SEC and include such risks and uncertainties as:
•risks and uncertainties related to the severity, magnitude, and duration of the coronavirus disease 2019 (“COVID-19”) pandemic, including changes in the macroeconomic environment and consumer behavior, restrictions on business, educational, individual, or travel activities intended to combat the pandemic, and volatility in market conditions resulting from the pandemic, including interest rates, the value of equities, and other financial assets;
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and any future servicing contracts with the U.S. Department of Education (the "Department"), which current contracts accounted for 27 percent of the Company's revenue in 2020, risks to the Company related to the Department's initiatives to procure new contracts for federal student loan servicing, including the pending and uncertain nature of the Department's procurement process (under which awards of new contracts have been made to other service providers), risks that the Company may not be successful in obtaining any of such potential new contracts, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program (the "FFEL Program" or "FFELP"), private education, and consumer loans;
•loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the FFEL Program, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, and consumer loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, and consumer loans, and risks from changes in levels of loan prepayment or default rates;
•financing and liquidity risks, including risks of changes in the general interest rate environment, including the availability of any relevant money market index rate such as LIBOR or the relationship between the relevant money market index rate and the rate at which the Company's assets and liabilities are priced, and changes in the securitization and other financing markets for loans, including adverse changes resulting from unanticipated repayment trends on student loans in the Company's securitization trusts that could accelerate or delay repayment of the associated bonds, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;
•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets, such as changes resulting from the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") and the expected decline over time in FFELP loan interest income due to the discontinuation of new FFELP loan originations in 2010 and potential government initiatives or proposals to consolidate existing FFELP loans to the Federal Direct Loan Program, otherwise encourage or allow FFELP loans to be refinanced with Federal Direct Loan Program loans, and/or create additional loan forgiveness or broad debt cancellation programs;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors, including cybersecurity risks related to the potential disclosure of confidential loan borrower and other customer information, the potential disruption of the Company's systems or those of third-party vendors or customers, and/or the potential damage to the Company's reputation resulting from cyber-breaches;
•uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations;
•risks and uncertainties of the expected benefits from the November 2020 launch of Nelnet Bank operations, including the ability to successfully conduct banking operations and achieve expected market penetration;
•risks related to the expected benefits to the Company and to ALLO Communications LLC (referred to collectively with its holding company ALLO Holdings, LLC as “ALLO”) from the recapitalization and additional funding for ALLO and the Company’s continuing investment in ALLO, and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities;
•risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom), acquisitions, and other activities, such as the completed and potential additional transactions associated with the sale by Wells Fargo of its private education loan portfolio for which the Company was selected as the new servicer (including risks associated with errors that occasionally occur in converting loan servicing portfolio acquisitions to a new servicing platform, and uncertainties associated with expected income from the joint venture that purchased the Wells Fargo portfolio), including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses;
•risks and uncertainties associated with climate change, including extreme weather events and related natural disasters, which could result in increased loan portfolio credit risks and other asset and operational risks, as well as risks and uncertainties associated with efforts to address climate change; and
•risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, reputational and other risks, including the risk of increased regulatory costs resulting from the politicization of student loan servicing, potential changes to corporate tax rates, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.
All forward-looking statements contained in this supplement are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Interest income:
Loan interest	$124,096	122,005	134,507	370,219	462,439
Investment interest	12,558	11,578	5,238	29,122	18,379
Total interest income	136,654	133,583	139,745	399,341	480,818
Interest expense:
Interest on bonds and notes payable and bank deposits	50,176	49,991	58,423	127,939	277,788
Net interest income	86,478	83,592	81,322	271,402	203,030
Less provision (negative provision) for loan losses	5,827	374	(5,821)	(10,847)	73,476
Net interest income after provision for loan losses	80,651	83,218	87,143	282,249	129,554
Other income/expense:
Loan servicing and systems revenue	112,351	112,094	113,794	335,961	337,571
Education technology, services, and payment processing revenue	85,324	76,702	74,121	257,284	217,100
Communications revenue	—	—	20,211	—	57,390
Other	11,867	22,921	1,502	30,183	69,910
Gain on sale of loans	3,444	15,271	14,817	18,715	33,023
Impairment expense and provision for beneficial interests, net	(14,159)	(500)	—	(12,223)	(34,419)
Derivative settlements, net	(5,909)	(5,374)	(2,391)	(15,587)	7,666
Derivative market value adjustments, net	7,260	(1,615)	3,440	44,455	(21,072)
Total other income/expense	200,178	219,499	225,494	658,788	667,169
Cost of services:
Cost to provide education technology, services, and payment processing services	31,335	21,676	25,243	80,063	63,424
Cost to provide communications services	—	—	5,914	—	17,240
Total cost of services	31,335	21,676	31,157	80,063	80,664
Operating expenses:
Salaries and benefits	128,592	118,968	126,096	363,351	365,220
Depreciation and amortization	15,710	20,236	30,308	56,129	87,349
Other expenses	38,324	32,587	34,744	107,611	115,184
Total operating expenses	182,626	171,791	191,148	527,091	567,753
Income before income taxes	66,868	109,250	90,332	333,883	148,306
Income tax expense	(15,649)	(26,237)	(19,156)	(76,747)	(30,286)
Net income	51,219	83,013	71,176	257,136	118,020
Net loss (income) attributable to noncontrolling interests	1,919	854	327	3,467	(568)
Net income attributable to Nelnet, Inc.	$53,138	83,867	71,503	260,603	117,452
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$1.38	2.16	1.86	6.74	2.99
Weighted average common shares outstanding - basic and diluted	38,595,721	38,741,486	38,538,476	38,646,892	39,229,932

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	September 30, 2021	December 31, 2020	September 30, 2020
Assets:
Loans and accrued interest receivable, net	$19,304,203	20,185,656	20,076,542
Cash, cash equivalents, and investments	1,566,849	1,114,189	573,143
Restricted cash	1,059,142	837,146	805,225
Goodwill and intangible assets, net	197,268	217,162	215,613
Other assets	275,277	292,007	552,003
Total assets	$22,402,739	22,646,160	22,222,526
Liabilities:
Bonds and notes payable	$18,610,748	19,320,726	19,215,053
Bank deposits	200,651	54,633	—
Other liabilities	734,377	642,452	604,642
Total liabilities	19,545,776	20,017,811	19,819,695
Equity:
Total Nelnet, Inc. shareholders' equity	2,859,254	2,632,042	2,399,485
Noncontrolling interests	(2,291)	(3,693)	3,346
Total equity	2,856,963	2,628,349	2,402,831
Total liabilities and equity	$22,402,739	22,646,160	22,222,526

Overview
The Company is a diverse company with a purpose to serve others and a vision to make customers' dreams possible by delivering customer focused products and services. The largest operating businesses engage in loan servicing and education technology, services, and payment processing, and the Company also has a significant investment in communications. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes investments to further diversify both within and outside of its historical core education-related businesses, including, but not limited to, investments in real estate, early-stage and emerging growth companies, and renewable energy.
GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with U.S. GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to net income, excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, is provided below.

	Three months ended			Nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
GAAP net income attributable to Nelnet, Inc.	$53,138	83,867	71,503	260,603	117,452
Realized and unrealized derivative market value adjustments	(7,260)	1,615	(3,440)	(44,455)	21,072
Tax effect (a)	1,742	(388)	826	10,669	(5,057)
Net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$47,620	85,094	68,889	226,817	133,467

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$1.38	2.16	1.86	6.74	2.99
Realized and unrealized derivative market value adjustments	(0.19)	0.04	(0.09)	(1.15)	0.54
Tax effect (a)	0.04	—	0.02	0.28	(0.13)
Net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$1.23	2.20	1.79	5.87	3.40

(a) The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.
(b) "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the Company’s derivative instruments do not qualify for hedge accounting. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

Operating Results
The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, in its Asset Generation and Management ("AGM") operating segment. This segment is expected to generate a stable net interest margin and significant amounts of cash as the FFELP portfolio amortizes. As of September 30, 2021, AGM had a $18.4 billion loan portfolio that management anticipates will amortize over the next approximately 20 years and has a weighted average remaining life of 9.3 years. The Company actively works to maximize the amount and timing of cash flows generated by its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow.
In addition, the Company earns fee-based revenue through the following reportable operating segments:
•Loan Servicing and Systems ("LSS") - referred to as Nelnet Diversified Services ("NDS"), which includes the operations of Nelnet Servicing, LLC ("Nelnet Servicing") and Great Lakes Educational Loan Services, Inc. ("Great Lakes")
•Education Technology, Services, and Payment Processing ("ETS&PP") - referred to as Nelnet Business Services ("NBS")
Further, the Company earned communications revenue through ALLO, formerly a majority owned subsidiary of the Company prior to a recapitalization of ALLO resulting in the deconsolidation of ALLO from the Company’s financial statements on December 21, 2020. The recapitalization of ALLO was not considered a strategic shift in the Company’s involvement with ALLO, and ALLO’s results of operations, prior to the deconsolidation, are presented by the Company as a reportable operating segment.
On November 2, 2020, the Company obtained final approval for federal deposit insurance from the Federal Deposit Insurance Corporation ("FDIC") and for a bank charter from the Utah Department of Financial Institutions ("UDFI") in connection with the establishment of Nelnet Bank, and Nelnet Bank launched operations. Nelnet Bank operates as an internet Utah-chartered industrial bank franchise focused on the private education loan marketplace, with a home office in Salt Lake City, Utah. Nelnet Bank’s operations are presented by the Company as a reportable operating segment.
Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities ("Corporate"). Corporate and Other Activities also includes income earned on certain investments and interest expense incurred on unsecured and other corporate related debt transactions. In addition, the Corporate segment includes direct incremental costs associated with Nelnet Bank prior to the UDFI’s approval for its bank charter and certain shared service and support costs incurred by the Company that will not be reflected in Nelnet Bank’s operating results through 2023 (the bank’s de novo period). Such Nelnet Bank-related costs included in the Corporate segment totaled $0.8 million (pre-tax) and $1.3 million (pre-tax) for the three months ended September 30, 2021 and 2020, respectively, and $2.5 million (pre-tax) and $3.8 million (pre-tax) for the nine months ended September 30, 2021 and 2020, respectively.

The information below provides the operating results for each reportable operating segment for the three and nine months ended September 30, 2021 and 2020 (dollars in millions).

LSS (a)	ETS&PP	ALLO (b)	AGM (c)	Bank (c)

(a)    Revenue includes intersegment revenue.
(b)    On December 21, 2020, the Company deconsolidated ALLO from the Company’s consolidated financial statements. Accordingly, there are no operating results for the (former) Communications operating segment in 2021.
(c)    Total revenue includes "net interest income" and "total other income/expense" from the Company's segment statements of income, excluding from AGM the impact from changes in fair values of derivatives. Net income (loss) excludes from AGM changes in fair values of derivatives, net of tax. For information regarding the exclusion of the impact from changes in fair values of derivatives, see "GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments" above.

Segment Reporting
The following tables include the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements.

	Three months ended September 30, 2021
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Communications (a)	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$31	344	—	131,781	2,061	2,609	(172)	136,654
Interest expense	24	—	—	48,662	421	1,242	(172)	50,176
Net interest income	7	344	—	83,119	1,640	1,367	—	86,478
Less provision (negative provision) for loan losses	—	—	—	5,940	(113)	—	—	5,827
Net interest income after provision for loan losses	7	344	—	77,179	1,753	1,367	—	80,651
Other income/expense:
Loan servicing and systems revenue	112,351	—	—	—	—	—	—	112,351
Intersegment revenue	8,621	3	—	—	—	—	(8,624)	—
Education technology, services, and payment processing revenue	—	85,324	—	—	—	—	—	85,324
Communications revenue	—	—	—	—	—	—	—	—
Other	727	13	—	(7,275)	450	17,952	—	11,867
Gain on sale of loans	—	—	—	3,444	—	—	—	3,444
Impairment expense and provision for beneficial interests, net	(13,243)	—	—	—	—	(916)	—	(14,159)
Derivative settlements, net	—	—	—	(5,909)	—	—	—	(5,909)
Derivative market value adjustments, net	—	—	—	7,260	—	—	—	7,260
Total other income/expense	108,456	85,340	—	(2,480)	450	17,036	(8,624)	200,178
Cost of services:
Cost to provide education technology, services, and payment processing services	—	31,335	—	—	—	—	—	31,335
Cost to provide communications services	—	—	—	—	—	—	—	—
Total cost of services	—	31,335	—	—	—	—	—	31,335
Operating expenses:
Salaries and benefits	75,305	29,119	—	542	890	22,735	—	128,592
Depreciation and amortization	4,245	2,762	—	—	—	8,702	—	15,710
Other expenses	12,738	4,804	—	5,420	445	14,918	—	38,324
Intersegment expenses, net	19,217	3,672	—	8,652	32	(22,949)	(8,624)	—
Total operating expenses	111,505	40,357	—	14,614	1,367	23,406	(8,624)	182,626
Income (loss) before income taxes	(3,042)	13,992	—	60,085	836	(5,003)	—	66,868
Income tax (expense) benefit (b)	730	(3,358)	—	(14,421)	(200)	1,600	—	(15,649)
Net income (loss)	(2,312)	10,634	—	45,664	636	(3,403)	—	51,219
Net loss (income) attributable to noncontrolling interests	—	—	—	—	—	1,919	—	1,919
Net income (loss) attributable to Nelnet, Inc.	$(2,312)	10,634	—	45,664	636	(1,484)	—	53,138

(a) On December 21, 2020, the Company deconsolidated ALLO from the Company’s consolidated financial statements. Accordingly, there are no operating results for the (former) Communications operating segment in 2021.
(b) Income taxes for the Nelnet Bank operating segment reflect Nelnet Bank's actual tax expense/benefit as allocated and reflected in its Call Report filed with the Federal Deposit Insurance Corporation. Income taxes for all other operating segments are allocated based on 24% of that segment's income before taxes. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate and Other Activities.

	Three months ended June 30, 2021
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Communications (a)	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$30	210	—	129,965	2,041	1,524	(187)	133,583
Interest expense	23	—	—	48,670	392	1,093	(187)	49,991
Net interest income	7	210	—	81,295	1,649	431	—	83,592
Less provision (negative provision) for loan losses	—	—	—	305	69	—	—	374
Net interest income after provision for loan losses	7	210	—	80,990	1,580	431	—	83,218
Other income/expense:
Loan servicing and systems revenue	112,094	—	—	—	—	—	—	112,094
Intersegment revenue	8,480	3	—	—	—	—	(8,483)	—
Education technology, services, and payment processing revenue	—	76,702	—	—	—	—	—	76,702
Communications revenue	—	—	—	—	—	—	—	—
Other	701	—	—	2,316	4	19,900	—	22,921
Gain on sale of loans	—	—	—	15,271	—	—	—	15,271
Impairment expense and provision for beneficial interests, net	—	—	—	—	—	(500)	—	(500)
Derivative settlements, net	—	—	—	(5,374)	—	—	—	(5,374)
Derivative market value adjustments, net	—	—	—	(1,615)	—	—	—	(1,615)
Total other income/expense	121,275	76,705	—	10,598	4	19,400	(8,483)	219,499
Cost of services:
Cost to provide education technology, services, and payment processing services	—	21,676	—	—	—	—	—	21,676
Cost to provide communications services	—	—	—	—	—	—	—	—
Total cost of services	—	21,676	—	—	—	—	—	21,676
Operating expenses:
Salaries and benefits	68,388	27,094	—	556	1,578	21,351	—	118,968
Depreciation and amortization	7,974	2,956	—	—	—	9,305	—	20,236
Other expenses	13,273	4,437	—	3,567	237	11,074	—	32,587
Intersegment expenses, net	16,134	3,520	—	8,549	37	(19,757)	(8,483)	—
Total operating expenses	105,769	38,007	—	12,672	1,852	21,973	(8,483)	171,791
Income (loss) before income taxes	15,513	17,232	—	78,916	(268)	(2,142)	—	109,250
Income tax (expense) benefit (b)	(3,723)	(4,136)	—	(18,940)	64	497	—	(26,237)
Net income (loss)	11,790	13,096	—	59,976	(204)	(1,645)	—	83,013
Net loss (income) attributable to noncontrolling interests	—	—	—	—	—	854	—	854
Net income (loss) attributable to Nelnet, Inc.	$11,790	13,096	—	59,976	(204)	(791)	—	83,867

(a) On December 21, 2020, the Company deconsolidated ALLO from the Company’s consolidated financial statements. Accordingly, there are no operating results for the (former) Communications operating segment in 2021.
(b) Income taxes for the Nelnet Bank operating segment reflect Nelnet Bank's actual tax expense/benefit as allocated and reflected in its Call Report filed with the Federal Deposit Insurance Corporation. Income taxes for all other operating segments are allocated based on 24% of that segment's income before taxes. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate and Other Activities.

	Three months ended September 30, 2020
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Communications	Asset Generation and Management	Nelnet Bank (a)	Corporate and Other Activities	Eliminations	Total
Total interest income	$34	367	—	137,959	—	1,646	(261)	139,745
Interest expense	24	16	—	57,755	—	888	(261)	58,423
Net interest income	10	351	—	80,204	—	758	—	81,322
Less provision (negative provision) for loan losses	—	—	—	(5,821)	—	—	—	(5,821)
Net interest income after provision for loan losses	10	351	—	86,025	—	758	—	87,143
Other income/expense:
Loan servicing and systems revenue	113,794	—	—	—	—	—	—	113,794
Intersegment revenue	8,287	3	—	—	—	—	(8,290)	—
Education technology, services, and payment processing revenue	—	74,121	—	—	—	—	—	74,121
Communications revenue	—	—	20,211	—	—	—	—	20,211
Other	2,353	373	511	1,004	—	(2,737)	—	1,502
Gain on sale of loans	—	—	—	14,817	—	—	—	14,817
Impairment expense and provision for beneficial interests, net	—	—	—	—	—	—	—	—
Derivative settlements, net	—	—	—	(2,391)	—	—	—	(2,391)
Derivative market value adjustments, net	—	—	—	3,440	—	—	—	3,440
Total other income/expense	124,434	74,497	20,722	16,870	—	(2,737)	(8,290)	225,494
Cost of services:
Cost to provide education technology, services, and payment processing services	—	25,243	—	—	—	—	—	25,243
Cost to provide communications services	—	—	5,914	—	—	—	—	5,914
Total cost of services	—	25,243	5,914	—	—	—	—	31,157
Operating expenses:
Salaries and benefits	72,912	25,460	5,485	438	—	21,801	—	126,096
Depreciation and amortization	9,951	2,366	11,152	—	—	6,839	—	30,308
Other expenses	12,407	3,126	2,219	3,672	—	13,320	—	34,744
Intersegment expenses, net	15,834	3,610	491	8,868	—	(20,513)	(8,290)	—
Total operating expenses	111,104	34,562	19,347	12,978	—	21,447	(8,290)	191,148
Income (loss) before income taxes	13,340	15,043	(4,539)	89,917	—	(23,426)	—	90,332
Income tax (expense) benefit	(3,201)	(3,610)	1,089	(21,580)	—	8,146	—	(19,156)
Net income (loss)	10,139	11,433	(3,450)	68,337	—	(15,280)	—	71,176
Net loss (income) attributable to noncontrolling interests	—	—	—	—	—	327	—	327
Net income (loss) attributable to Nelnet, Inc.	$10,139	11,433	(3,450)	68,337	—	(14,953)	—	71,503

(a)    Nelnet Bank launched operations on November 2, 2020. Accordingly, there are no operating results for the Nelnet Bank operating segment in the three months ended September 30, 2020.

	Nine months ended September 30, 2021
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Communications (a)	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$95	818	—	388,149	5,479	5,379	(578)	399,341
Interest expense	70	—	—	124,282	1,007	3,158	(578)	127,939
Net interest income	25	818	—	263,867	4,472	2,221	—	271,402
Less provision (negative provision) for loan losses	—	—	—	(11,225)	378	—	—	(10,847)
Net interest income after provision for loan losses	25	818	—	275,092	4,094	2,221	—	282,249
Other income/expense:
Loan servicing and systems revenue	335,961	—	—	—	—	—	—	335,961
Intersegment revenue	25,369	9	—	—	—	—	(25,378)	—
Education technology, services, and payment processing revenue	—	257,284	—	—	—	—	—	257,284
Communications revenue	—	—	—	—	—	—	—	—
Other	2,541	13	—	(4,514)	475	31,668	—	30,183
Gain on sale of loans	—	—	—	18,715	—	—	—	18,715
Impairment expense and provision for beneficial interests, net	(13,243)	—	—	2,436	—	(1,416)	—	(12,223)
Derivative settlements, net	—	—	—	(15,587)	—	—	—	(15,587)
Derivative market value adjustments, net	—	—	—	44,455	—	—	—	44,455
Total other income/expense	350,628	257,306	—	45,505	475	30,252	(25,378)	658,788
Cost of services:
Cost to provide education technology, services, and payment processing services	—	80,063	—	—	—	—	—	80,063
Cost to provide communications services	—	—	—	—	—	—	—	—
Total cost of services	—	80,063	—	—	—	—	—	80,063
Operating expenses:
Salaries and benefits	210,151	82,154	—	1,594	3,956	65,496	—	363,351
Depreciation and amortization	20,411	8,789	—	—	—	26,927	—	56,129
Other expenses	39,296	14,063	—	12,763	1,227	40,265	—	107,611
Intersegment expenses, net	52,241	10,856	—	25,627	72	(63,419)	(25,378)	—
Total operating expenses	322,099	115,862	—	39,984	5,255	69,269	(25,378)	527,091
Income (loss) before income taxes	28,554	62,199	—	280,613	(686)	(36,796)	—	333,883
Income tax (expense) benefit (b)	(6,853)	(14,928)	—	(67,347)	151	12,230	—	(76,747)
Net income (loss)	21,701	47,271	—	213,266	(535)	(24,566)	—	257,136
Net loss (income) attributable to noncontrolling interests	—	—	—	—	—	3,467	—	3,467
Net income (loss) attributable to Nelnet, Inc.	$21,701	47,271	—	213,266	(535)	(21,099)	—	260,603

(a) On December 21, 2020, the Company deconsolidated ALLO from the Company’s consolidated financial statements. Accordingly, there are no operating results for the (former) Communications operating segment in 2021.
(b) Income taxes for the Nelnet Bank operating segment reflect Nelnet Bank's actual tax expense/benefit as allocated and reflected in its Call Report filed with the Federal Deposit Insurance Corporation. Income taxes for all other operating segments are allocated based on 24% of that segment's income before taxes. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate and Other Activities.

	Nine months ended September 30, 2020
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Communications	Asset Generation and Management	Nelnet Bank (a)	Corporate and Other Activities	Eliminations	Total
Total interest income	$403	2,777	—	474,468	—	4,397	(1,228)	480,818
Interest expense	97	54	—	275,492	—	3,373	(1,228)	277,788
Net interest income	306	2,723	—	198,976	—	1,024	—	203,030
Less provision (negative provision) for loan losses	—	—	—	73,476	—	—	—	73,476
Net interest income after provision for loan losses	306	2,723	—	125,500	—	1,024	—	129,554
Other income/expense:
Loan servicing and systems revenue	337,571	—	—	—	—	—	—	337,571
Intersegment revenue	27,878	17	—	—	—	—	(27,895)	—
Education technology, services, and payment processing revenue	—	217,100	—	—	—	—	—	217,100
Communications revenue	—	—	57,390	—	—	—	—	57,390
Other	6,897	373	1,256	4,951	—	56,435	—	69,910
Gain on sale of loans	—	—	—	33,023	—	—	—	33,023
Impairment expense and provision for beneficial interests, net	—	—	—	(26,303)	—	(8,116)	—	(34,419)
Derivative settlements, net	—	—	—	7,666	—	—	—	7,666
Derivative market value adjustments, net	—	—	—	(21,072)	—	—	—	(21,072)
Total other income/expense	372,346	217,490	58,646	(1,735)	—	48,319	(27,895)	667,169
Cost of services:
Cost to provide education technology, services, and payment processing services	—	63,424	—	—	—	—	—	63,424
Cost to provide communications services	—	—	17,240	—	—	—	—	17,240
Total cost of services	—	63,424	17,240	—	—	—	—	80,664
Operating expenses:
Salaries and benefits	211,806	73,678	16,471	1,301	—	61,964	—	365,220
Depreciation and amortization	27,941	7,115	32,482	—	—	19,811	—	87,349
Other expenses	43,277	11,544	9,681	12,253	—	38,428	—	115,184
Intersegment expenses, net	48,069	10,366	1,650	29,839	—	(62,030)	(27,895)	—
Total operating expenses	331,093	102,703	60,284	43,393	—	58,173	(27,895)	567,753
Income (loss) before income taxes	41,559	54,086	(18,878)	80,372	—	(8,830)	—	148,306
Income tax (expense) benefit	(9,974)	(12,981)	4,531	(19,289)	—	7,426	—	(30,286)
Net income (loss)	31,585	41,105	(14,347)	61,083	—	(1,404)	—	118,020
Net loss (income) attributable to noncontrolling interests	—	—	—	—	—	(568)	—	(568)
Net income (loss) attributable to Nelnet, Inc.	$31,585	41,105	(14,347)	61,083	—	(1,972)	—	117,452
(a) Nelnet Bank launched operations on November 2, 2020. Accordingly, there are no operating results for the Nelnet Bank operating segment in the nine months ended September 30, 2020.

Loan Servicing and Systems Revenue
The following table provides disaggregated revenue by service offering for the Loan Servicing and Systems operating segment.

	Three month ended			Nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Government servicing - Nelnet	$37,595	35,376	36,295	107,843	112,305
Government servicing - Great Lakes	46,489	43,863	45,350	133,654	137,010
Private education and consumer loan servicing	13,198	12,816	7,928	34,563	24,733
FFELP servicing	4,557	4,703	4,912	13,930	15,443
Software services	6,952	7,374	10,426	22,779	32,395
Outsourced services	3,560	7,962	8,883	23,192	15,685
Loan servicing and systems revenue	$112,351	112,094	113,794	335,961	337,571

Loan Servicing Volumes

	As of
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Servicing volume (dollars in millions):
Nelnet Servicing:
Government	$183,790	185,477	185,315	189,932	191,678	195,875	195,030	198,743
FFELP	33,185	32,326	31,392	31,122	30,763	30,084	29,361	28,244
Private and consumer	16,033	16,364	16,223	16,267	16,226	21,397	24,758	24,229
Great Lakes:
Government	239,980	243,205	243,609	249,723	251,570	257,806	257,420	262,311
Total	$472,988	477,372	476,539	487,044	490,237	505,162	506,569	513,527

Number of servicing borrowers:
Nelnet Servicing:
Government	5,574,001	5,498,872	5,496,662	5,604,685	5,645,946	5,664,094	5,636,781	5,791,521
FFELP	1,478,703	1,423,286	1,370,007	1,332,908	1,300,677	1,233,461	1,198,863	1,150,214
Private and consumer	682,836	670,702	653,281	649,258	636,136	882,477	1,039,537	1,097,252
Great Lakes:
Government	7,396,657	7,344,509	7,346,691	7,542,679	7,605,984	7,637,270	7,616,270	7,778,535
Total	15,132,197	14,937,369	14,866,641	15,129,530	15,188,743	15,417,302	15,491,451	15,817,522

Number of remote hosted borrowers:	6,433,324	6,354,158	6,264,559	6,251,598	6,555,841	4,307,342	4,338,570	4,548,541

Private Education Loan Servicing
In December of 2020, Wells Fargo announced the sale of its approximately $10.0 billion portfolio of private education student loans representing approximately 445,000 borrowers. In conjunction with the sale, the Company was selected as servicer of the portfolio. During March 2021, approximately 261,000 borrowers were converted to the Company's servicing platform, with the vast majority of the remaining borrowers converted in the second quarter of 2021.

Education Technology, Services, and Payment Processing
The following table provides disaggregated revenue by servicing offering for the Education Technology, Services, and Payment Processing operating segment.

	Three months ended			Nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Tuition payment plan services	$23,618	26,538	22,477	79,706	77,011
Payment processing	39,852	25,008	35,420	97,898	88,329
Education technology and services	21,098	24,733	15,840	78,153	50,820
Other	756	423	384	1,527	940
Education technology, services, and payment processing revenue	$85,324	76,702	74,121	257,284	217,100

Other Income/Expense
The following table summarizes the components of "other" in "other income/expense" on the consolidated statements of income:

	Three months ended			Nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Income/gains from investments, net	$16,050	15,591	1,687	40,141	51,772
Investment advisory services	2,400	1,145	4,463	6,242	8,187
ALLO preferred return	2,043	2,020	—	6,384	—
Management fee revenue	727	701	2,353	2,541	6,897
Borrower late fee income	514	744	871	1,698	4,377
(Loss) income from ALLO voting membership interest investment (a)	(10,495)	1,094	—	(31,620)	—
Loss from solar investments	(3,393)	(2,302)	(11,839)	(7,375)	(12,638)
(Loss) gain on debt repurchased	(3,268)	(696)	105	(3,964)	508
Other	7,289	4,624	3,862	16,136	10,807
	$11,867	22,921	1,502	30,183	69,910
(a)    The Company accounts for its voting membership interest in ALLO under the Hypothetical Liquidation at Book Value ("HLBV") method of accounting. In the second quarter of 2021, the Company revised its accounting policy to correct an error in its method of accounting for its investment in ALLO and recorded an adjustment to reflect the cumulative net impact on prior periods (since the deconsolidation of ALLO on December 21, 2020) for the correction of this error that resulted in a $14.0 million increase to the Company’s ALLO investment balance and a corresponding pre-tax increase to other income (a $10.6 million after tax, or $0.27 per share, increase to net income). The Company concluded this error had an immaterial impact on 2021 results as well as the results for prior periods.
Derivative Settlements
The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended			Nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
1:3 basis swaps	$(700)	(221)	1,197	(939)	10,438
Interest rate swaps - floor income hedges	(5,209)	(5,153)	(3,588)	(14,648)	(2,772)
Total derivative settlements - (expense) income	$(5,909)	(5,374)	(2,391)	(15,587)	7,666

Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	September 30, 2021	December 31, 2020	September 30, 2020
Non-Nelnet Bank:
Federally insured student loans:
Stafford and other	$4,142,059	4,383,000	4,372,469
Consolidation	13,939,429	14,746,173	14,773,110
Total	18,081,488	19,129,173	19,145,579
Private education loans	319,212	320,589	273,807
Consumer loans	36,994	109,346	100,180
Non-Nelnet Bank loans	18,437,694	19,559,108	19,519,566
Nelnet Bank:
Federally insured student loans	93,930	—	—
Private education loans	98,395	17,543	—
Nelnet Bank loans	192,325	17,543	—

Accrued interest receivable	834,831	794,611	760,787
Loan discount, net of unamortized loan premiums and deferred origination costs	(22,603)	(9,908)	(17,912)
Allowance for loan losses:
Non-Nelnet Bank:
Federally insured loans	(115,859)	(128,590)	(139,943)
Private education loans	(17,053)	(19,529)	(20,013)
Consumer loans	(4,429)	(27,256)	(25,943)
Non-Nelnet Bank allowance for loan losses	(137,341)	(175,375)	(185,899)
Nelnet Bank:
Federally insured loans	(289)	—	—
Private education loans	(414)	(323)	—
Nelnet Bank allowance for loan losses	(703)	(323)	—
	$19,304,203	20,185,656	20,076,542

AGM's total allowance for loan losses of $137.3 million at September 30, 2021 represents reserves equal to 0.6% of AGM's federally insured loans (or 23.6% of the risk sharing component of the loans that is not covered by the federal guaranty), 5.3% of AGM's private education loans, and 12.0% of AGM's consumer loans.
As of September 30, 2021, Nelnet Bank's allowance for loan losses on its portfolio was $0.7 million, which represents reserves equal to 0.3% of Nelnet Bank's federally insured loans (or 12.2% of the risk sharing component of the loans that is not covered by the federal guaranty), and 0.4% of Nelnet Bank's private education loans.

Loan Activity
The following table sets forth the activity of the Company's loan portfolio:

	Three months ended			Nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Beginning balance	$19,522,296	19,109,454	19,830,397	19,576,651	20,798,719
Loan acquisitions - Non-Nelnet Bank:
Federally insured student loans	70,844	697,738	137,714	833,313	947,288
Private education loans	1,293	62,538	—	85,642	80,908
Consumer loans	20,939	20,924	26,446	61,319	112,257
Total loan acquisitions - Non-Nelnet Bank	93,076	781,200	164,160	980,274	1,140,453
Loan originations - Nelnet Bank	13,006	21,246	—	99,161	—
Federally insured student loan acquisitions - Nelnet Bank	—	99,973	—	99,973	—
Repayments, claims, capitalized interest, participations, and other, net	(829,419)	(199,134)	(277,949)	(1,437,112)	(1,715,214)
Consolidation loans lost to external parties	(145,270)	(213,026)	(136,263)	(587,841)	(519,364)
Consumer loans sold	(18,390)	(77,417)	(60,779)	(95,807)	(185,028)
Ending balance	$18,630,019	19,522,296	19,519,566	18,630,019	19,519,566

The Company has also purchased partial ownership in certain private education, consumer, and federally insured student loan securitizations that are accounted for as held-to-maturity beneficial interest investments and included in "investments" in the Company's consolidated financial statements. As of the latest remittance reports filed by the various trusts prior to September 30, 2021, the Company’s ownership correlates to approximately $545 million, $250 million, and $485 million of private education, consumer, and federally insured student loans, respectively, included in these securitizations. The loans held in these securitizations are not included in the above table.

Loan Spread Analysis
The following table analyzes the loan spread on AGM’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

	Three months ended			Nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Variable loan yield, gross	2.61%	2.63%	2.77%	2.65%	3.29%
Consolidation rebate fees	(0.85)	(0.84)	(0.84)	(0.84)	(0.84)
Discount accretion, net of premium and deferred origination costs amortization	0.03	0.01	0.01	0.01	0.02
Variable loan yield, net	1.79	1.80	1.94	1.82	2.47
Loan cost of funds - interest expense (a) (b)	(0.99)	(1.04)	(1.16)	(1.03)	(1.82)
Loan cost of funds - derivative settlements (c) (d)	(0.02)	(0.01)	0.02	(0.01)	0.07
Variable loan spread	0.78	0.75	0.80	0.78	0.72
Fixed rate floor income, gross	0.75	0.78	0.73	0.75	0.58
Fixed rate floor income - derivative settlements (c) (e)	(0.11)	(0.12)	(0.07)	(0.10)	(0.02)
Fixed rate floor income, net of settlements on derivatives	0.64	0.66	0.66	0.65	0.56
Core loan spread	1.42%	1.41%	1.46%	1.43%	1.28%

Average balance of AGM's loans	$19,084,320	18,958,042	19,866,040	19,178,788	20,300,617
Average balance of AGM's debt outstanding	18,863,730	18,656,465	19,632,675	18,890,832	20,153,478
(a)    In the first quarter of 2021, the Company reversed a historical accrued interest liability of $23.8 million on certain bonds, which liability the Company determined is no longer probable of being required to be paid. The liability was initially recorded when certain asset-backed securitizations were acquired in 2011 and 2013. The reduction of this liability is reflected in (a reduction of) "interest on bonds and notes payable and bank deposits" in the consolidated statements of income and the impact of this reduction to interest expense was excluded in the table above.
(b)    In the third quarter of 2021, the Company redeemed certain asset-backed debt securities prior to their legal maturity, resulting in the recognition of $1.5 million in interest expense from the write-off of all remaining debt issuance costs related to the initial issuance of such bonds. This expense was excluded in the table above.
(c)    Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because it believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for additional information on the Company's derivative instruments, including the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended			Nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Core loan spread	1.42%	1.41%	1.46%	1.43%	1.28%
Derivative settlements (1:3 basis swaps)	0.02	0.01	(0.02)	0.01	(0.07)
Derivative settlements (fixed rate floor income)	0.11	0.12	0.07	0.10	0.02
Loan spread	1.55%	1.54%	1.51%	1.54%	1.23%

(d)    Derivative settlements consist of net settlements (paid) received related to the Company’s 1:3 basis swaps.
(e)    Derivative settlements consist of net settlements paid related to the Company’s floor income interest rate swaps.

A trend analysis of AGM's core and variable loan spreads is summarized below.

Core and Variable Loan Spreads
Asset / Liability Base Rate Spread (a)
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.45%
0.40%
0.35%
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
-0.05%
-0.10%
Q4 19
Q1 20
Q2 20
Q3 20
Q4 20
Q1 21
Q2 21
Q3 21
1.14%
1.02%
1.35%
1.46%
1.50%
1.45%
1.41%
1.42%
0.76%
0.62%
0.74%
0.80%
0.85%
0.80%
0.75%
0.78%
0.12%
0.29%
0.41%
0.14%
0.12%
0.11%
0.11%
0.09%
Core
Variable
Asset/Liability Base Rate Spread

(a)    The interest earned on a large portion of AGM's FFELP student loan assets is indexed to the one-month LIBOR rate. AGM funds a portion of its assets with three-month LIBOR indexed floating rate securities. The relationship between the indices in which AGM earns interest on its loans and funds such loans has a significant impact on loan spread. This table (the right axis) shows the difference between AGM's liability base rate and the one-month LIBOR rate by quarter.
The difference between variable loan spread and core loan spread is fixed rate floor income earned on a portion of AGM's federally insured student loan portfolio. A summary of fixed rate floor income and its contribution to core loan spread follows:

	Three months ended			Nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Fixed rate floor income, gross	$35,850	36,639	36,633	108,029	87,258
Derivative settlements (a)	(5,209)	(5,153)	(3,588)	(14,648)	(2,772)
Fixed rate floor income, net	$30,641	31,486	33,045	93,381	84,486
Fixed rate floor income contribution to spread, net	0.64%	0.66%	0.66%	0.65%	0.56%

(a)    Derivative settlements consist of net settlements paid related to the Company's derivatives used to hedge student loans earning fixed rate floor income.
Fixed Rate Floor Income
The following table shows AGM’s federally insured student loan assets that were earning fixed rate floor income as of September 30, 2021.

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance
< 3.0%	2.87%	0.23%	$1,097,529
3.0 - 3.49%	3.19%	0.55%	1,384,287
3.5 - 3.99%	3.65%	1.01%	1,311,190
4.0 - 4.49%	4.20%	1.56%	979,349
4.5 - 4.99%	4.71%	2.07%	612,533
5.0 - 5.49%	5.22%	2.58%	409,149
5.5 - 5.99%	5.67%	3.03%	272,253
6.0 - 6.49%	6.19%	3.55%	311,004
6.5 - 6.99%	6.70%	4.06%	304,230
7.0 - 7.49%	7.17%	4.53%	114,190
7.5 - 7.99%	7.71%	5.07%	206,858
8.0 - 8.99%	8.18%	5.54%	486,961
> 9.0%	9.05%	6.41%	186,168
			$7,675,701

(a)    The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of September 30, 2021, the weighted average estimated variable conversion rate was 1.93% and the short-term interest rate was 9 basis points.
The following table summarizes the outstanding derivative instruments as of September 30, 2021 used by AGM to economically hedge loans earning fixed rate floor income.

Maturity	Notional amount	Weighted average fixed rate paid by the Company (a)

2021	$100,000	2.95%
2022	500,000	0.94
2023	900,000	0.62
2024	2,500,000	0.35
2025	500,000	0.35
2026	300,000	0.81
2031	100,000	1.53
	$4,900,000	0.56%

(a)    For all interest rate derivatives, the Company receives discrete three-month LIBOR.